SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 19, 2012

SUN BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-20957	52-1382541
(State or other jurisdiction of incorporation)	(SEC File Number)	(IRS Employer Identification No.)

226 Landis Avenue, Vineland, New Jersey	08360
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(856) 691-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SUN BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2012, Sun Bancorp, Inc. (the “Registrant”) appointed Mr. Philip A. Norcross and Mr. Steven A. Kass as members of the Board of Directors to serve until the 2012 Annual Meeting of Shareholders to be held on May 24, 2012.  Such individuals are also among the twelve individuals nominated by the Registrant to be voted upon at the 2012 Annual Meeting of Shareholders to serve as directors for terms expiring in 2013.  Mr. Kass has been appointed to the Audit Committee and the Risk Committee.  Mr. Norcross has been appointed to the ALCO/Investment Committee and the Compensation Committee.  There were no arrangements or understandings between either of the new directors or any person pursuant to which either Mr. Norcross or Mr. Kass were selected as director.  There are no business relationships between the Registrant and either of Mr. Norcross or Mr. Kass of the type required to be disclosed by Section 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BANCORP, INC.
Date: April 25, 2012	By:	/s/ Thomas X. Geisel
Thomas X. Geisel President and Chief Executive Officer (Duly Authorized Representative)